UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

UNIVEST CORPORATION OF PENNSYLVANIA
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 721-2400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On December 29, 2008, Univest Corporation of Pennsylvania (the “Corporation”) and its insurance subsidiary, Univest Insurance, Inc., announced the acquisition of Liberty Benefits Inc. a full service employee benefits brokerage and consulting firm specializing in providing comprehensive employee benefits packages to businesses both large and small.

Approximately $3.52 million will be paid at closing with the remaining purchase price paid in annual installments over the three year period ended December 31, 2011 based on the achievement of certain levels of revenue.  The total purchase price will not exceed $5 million.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.      Description of Document

99.1                  Press release issued by Univest Corporation of Pennsylvania on December 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By: /s/ Jeffrey M. Schweitzer
Name: Jeffrey M. Schweitzer
Title: Executive Vice President and
          Chief Financial Officer

December 29, 2008

EXHIBT INDEX

Exhibit No.      Description of Document
99.1                  Press release issued by Univest Corporation of Pennsylvania on December 29, 2008.